FEDERATED MASTER TRUST
                               AMENDMENT NO. 1 to
                              DECLARATION OF TRUST
                             Dated October 10, 1977

     THIS AMENDMENT to the DECLARATION OF TRUST is made this 16th day of November, 1977, by John F. Donahue, Richard B. Fisher, J. Joseph Maloney, Jr., Wesley W. Posvar, Edward E. Smuts, Thomas J. Donnelly, Glen R. Johnson, Gregor
F. Meyer, and Edward L. Flaherty, Jr.
     WHEREAS, the Trustees executed a Declaration of Trust among themselves on October 10, 1977, creating a Massachusetts Business Trust for the investment and reinvestment of funds contributed thereto; and
     WHEREAS, the Trustees desire to amend the Declaration of Trust;
     NOW, THEREFORE, the Trustees hereby amend and restate the Declaration of Trust by the addition of the following Section 8 to Article XII:
        "Section 8. The Trust acknowledges that Federated Investors, Inc. has reserved the right to grant the non-exclusive use of the name "Federated" or any derivative thereof to any other investment company, investment adviser, distributor, or other business enterprise, and to withdraw from the Trust the use of the name "Federated".
     IN WITNESS WHEREOF, the undersigned have executed this instrument this 16th day of November, 1977.


/s/ John F. Donahue            /s/ Richard B. Fisher
     John F. Donahue               Richard B. Fisher


/s/ J. Joseph Maloney, Jr.                                  /s/Wesley W. Posvar
     J. Joseph Maloney, Jr.                                 Wesley W. Posvar


/s/ Edward E. Smuts            /s/ Thomas J. Donnelly
     Edward E. Smuts               Thomas J. Donnelly


/s/ Glen R. Johnson            /s/Gregor F. Meyer
     Glen R. Johnson               Gregor F. Meyer


/s/ Edward L. Flaherty, Jr.
     Edward L. Flaherty, Jr.


COMMONWEALTH OF PENNSYLVANIA  )
                                   )
COUNTY OF ALLEGHENY           )

     I hereby certify that on November 16, 1977, before me, the subscriber, a Notary Public of the Commonwealth of Pennsylvania, in and for the County of Allegheny, personally appeared JOHN F. DONAHUE, RICHARD B. FISHER, J. JOSEPH MALONEY, JR., WESLEY W. POSVAR, EDWARD E. SMUTS, THOMAS J. DONNELLY, GLEN R. JOHNSON, GREGOR F. MEYER, and EDWARD L. FLAHERTY, JR., who acknowledged the foregoing Declaration of Trust to be their act.
     Witness my hand and notarial seal the day and year first above written.

                              /s/ Mary Anne Miller
                                   Notary Public
                                   MARY ANNE MILLER, NOTARY PUBLIC
                                   PITTSBURGH, ALLEGHENY COUNTY
                                   MY COMMISSION EXPIRES NOV. 15 1979